Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between PROS Revenue Management, L.P., a Delaware limited partnership (the “Company”), and Jeffrey Robinson (the “Executive”) as of March 24, 2009.  Terms not otherwise defined herein shall have the meanings ascribed to them under that certain Employment Agreement dated as of April 24, 2008 by and between the Executive and the Company (the “Prior Agreement”).

RECITALS

WHEREAS, prior to the date hereof, the Executive has been employed by the Company pursuant to the terms of the Prior Agreement; and

WHEREAS, the parties hereto desire to amend the Prior Agreement to provide for increased severance benefits in connection with the Company’s termination of the Executive’s employment without Cause, the Executive’s resignation for Good Reason or the Company’s election not to renew the Employment Term or any Renewal Term.

AGREEMENT

NOW, THEREFORE, pursuant to Section 19 of the Prior Agreement, and in consideration of the promises and mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Amendment to Section 4(b)(iv):  Section 4(b)(iv) of the Prior Agreement is hereby amended to delete the definition of the term “Severance” which now appears in the new subsection 4(b)(v), as more particularly set forth below. Accordingly, Section 4(b)(iv) of the Prior Agreement shall now read as follows:

“(iv)  the acceleration of vesting of stock options and other equity awards then held by Employee with respect to shares comprising fifty percent (50%) of the unvested shares under such stock options or other equity awards as of the date of termination; and”

2.                                       Amendment to Section 4(b):    The following new subsection (v) is hereby added to Section 4(b) of the Prior Agreement:

“(v) the Bonus, determined as follows:

(1)           any unpaid Bonus (including full discretionary components thereof) relating to completed bonus periods preceding the date of termination (for example, (i) if Employee is terminated in January, prior to the payment of bonuses related to the preceding fiscal year, Employee shall be entitled to the payment of the Bonus related to such preceding year and (ii) if Employee is terminated in July, prior to the payment of bonuses related to the preceding fiscal quarters, Employee shall be entitled to the payment of the Bonus related to such preceding quarters), if any;

plus

(2)           the Bonus within the Applicable Bonus Plan (as defined below) that the Employee would have received at one hundred percent (100%) of performance targets (including full discretionary components thereof) as if the Employee had continued working for the Company throughout the twelve (12) month period following the date of termination (the “Forward Bonus”). The “Applicable Bonus Plan” shall be the Company’s bonus plan then in effect if such plan contemplates the Employee or, if no bonus plan is then in effect that contemplates the Employee, the bonus plan for the immediately preceding bonus period.

The unpaid Bonus described in subsection (1) above shall be payable on or about the termination date, and the Forward Bonus shall be payable in equal monthly installments during the twelve (12) month period following the termination.

Section 4(b)(i), (ii), (iii), (iv), and (v) are collectively referred to herein as the “Severance”.”

3.                                       Continuation of the Prior Agreement.  Except as otherwise expressly provided herein, the Prior Agreement will continue in full force and effect, in accordance with its terms.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Employment Agreement as of the date first above written.

THE COMPANY:

PROS REVENUE MANAGEMENT, L.P.

By:	PROS Revenue I, LLC
its general partner

By:	/s/ Albert E. Winemiller
Name: Albert E. Winemiller
Title: President and Chief Executive Officer

THE EXECUTIVE:

/s/ Jeff Robinson
Jeffrey Robinson

Signature page to Amendment No. 1 to Employment Agreement of Jeffrey Robinson